UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2026, FS Bancorp, Inc. (“Company”), the holding company for 1st Security Bank of Washington (“Bank”), announced that Matthew D. Mullet has been appointed, beginning October 22, 2026 to serve on the Boards of Directors of the Company and the Bank.

Mr. Mullet has been the President of the Company and Bank since July 2024 and was appointed Chief Executive Officer of the Bank in September 2025 and of the Company in June 2026. He joined the Company and Bank in July 2011 and was appointed Chief Financial Officer in September 2011.  Mr. Mullet began his banking career in June 2000 as a financial examiner with the Washington State Department of Financial Institutions, Division of Banks. He also serves as a Board member of the Washington Bankers Association (“WBA”), the Seattle Branch of the Federal Reserve Bank of San Francisco and is also on the Government Relations Committee with the WBA.

There are no family relationships between Mr. Mullet and any director or executive officer of the Company and the Bank.  Mr. Mullet has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of FS Bancorp, Inc. dated October 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23 , 2026	FS BANCORP, INC.

/s/ Phillip Whittington
Phillip Whittington
Chief Financial Officer